Exhibit 10.21

                       STOCK OPTION AMENDMENT AGREEMENT
                       --------------------------------

     THIS STOCK OPTION AMENDMENT AGREEMENT ("Agreement") is made and entered into as of the 31st day of May, 2002, by and between WESBANCO, INC. (the "Company"), a West Virginia corporation, having its principal place of business in Wheeling, West Virginia, and DENNIS P. YAEGER (the "Optionee"), an employee of the Company or one or more of its subsidiaries.

     WHEREAS, the Company and the Optionee heretofore have entered into three (3) separate stock option agreements providing for the grant or award of certain options to Optionee to acquire shares of Stock at specific option prices and for specific option terms, and

     WHEREAS, it is anticipated that Optionee will terminate his employment with the Company on or about June 2, 2002, by reason of his permanent and total disability, and

     WHEREAS, the Company has agreed to provide certain modifications to the terms and conditions of the various stock option agreements heretofore executed between the Optionee and the Company in consideration of his years of service with the Company and the contribution which he has made to the growth and development of the Company during that period of service.

     NOW, THEREFORE, accordingly, intending to be legally bound hereby, the parties agree as follows:

     1. Optionee has been granted options pursuant to the terms and conditions of three (3) separate agreements, namely, (i) Stock Option Agreement dated February 13, 1998; (ii) Stock Option Agreement dated April 27, 2000 and (iii) Stock Option Agreement dated April 18, 2001 (hereinafter collectively referred to as "Option Agreements"). Under the terms of these three Option Agreements, Optionee has been granted options as therein
provided.   A schedule of the options granted under each option agreement and the Option Term for each such grant is attached hereto as Exhibit A.

     2. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.


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     3.  Each of the Option Agreements provide, under the terms and provisions of Article III, that in the event of the termination of the employment by the Optionee by reason of Disability, those unexercised Options that were not vested prior to the date of such termination of employment, except as may otherwise be permitted by the Committee at the time of termination of employment, shall be forfeited and shall not become vested at any time thereafter. In addition, each of the Option Agreements provide in Section 3.2 thereof that in the event of termination of the employment of the Optionee by reason of Disability, those unexercised Options which were vested on the date of termination shall be exercisable at any time, at the election of the Optionee, up until and including the second anniversary of termination of employment, unless such time as extended by the Committee in its discretion.

     4. The Committee has taken action to approve the continuation of the vesting period provided for in said Option Agreements to the same extent as if Optionee continued in employment subsequent to his date of termination by reason of his disability, thereby permitting Optionee to continue to vest under said Options as if he continued employment with the Company. Additionally, the Committee has exercised its discretion to extend the period within which Optionee might exercise the Options to which he will become vested under the Option Agreements to the full Option Term as that term is defined in each of the separate Option Agreements, thereby extending to Optionee the ability to exercise the Options as if the Optionee continued in employment during the entire Option Term. The parties hereto acknowledge and confirm the action of the Committee and consent thereto.

     5. Each of the parties hereby agree and acknowledge that the foregoing Agreement shall constitute an amendment or modification to each of the Option Agreements in accordance with the provisions hereof.

     WITNESS the following signatures:

						WESBANCO, INC.



						By  /s/ John W. Moore
                                                    -----------------
                                                	Its Vice President
                                                             -------------


						/s/  Dennis P. Yaeger
                                                --------------------------
                                                DENNIS P. YAEGER, Optionee


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                                 EXHIBIT A
                                 ---------

                                WESBANCO, INC.

                 SUMMARY OF STOCK OPTIONS AS OF MAY 31, 2002
                 -------------------------------------------

           1998 PLAN          2000 PLAN             2001 PLAN              TOTALS
          -----------    --------------------    ---------------    -------------------
          Performance    Performance  Grants              Grants    Grants   Grants Not
             Grant          Grant     Not Yet    Grants    Not      Earned/   Earned/
 NAME        Earned         Earned    Earned     Vested   Vested    Vested    Vested
------    ------------   --------------------    ----------------   -------------------
YAEGER       4,444         3,334     1,666        1,375    2,750     9,153     4,416


1998 Plan - Grants were based upon performance.  The option price is $29.50.
            Expiration date option is 02/12/2008.

2000 Plan - Grants were based upon performance.  The option price is $22.00.
            Expiration date of options is 04/26/2010.

2001 Plan - Grants vest beginning 12/31/2001 over a three-year time period.
            The option price is $20.74.  Expiration date of options is 0
            4/18/2011.



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